Exhibit (a)(6) under Form N-1A
Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED MDT SERIES

Amendment No. 7

DECLARATION OF TRUST

Dated May 18, 2006

This Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 – Establishment and Designation of Series or Class of Article III – BENEFICIAL INTEREST from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation of Series or Class.  Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated MDT All Cap Core Fund

Class A Shares

Class C Shares

Class R Shares

Institutional Shares

Federated MDT Balanced Fund

Class A Shares

Class C Shares

Class R Shares

Institutional Shares

Federated MDT Large Cap Growth Fund

Class A Shares

Class B Shares

Class C Shares

Institutional Shares

Federated MDT Small Cap Core Fund

Class A Shares

Class C Shares

Institutional Shares

Federated MDT Small Cap Growth Fund

Class A Shares

Class B Shares

Class C Shares

Institutional Shares

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of August, 2010, to become effective on December 31, 2010.

WITNESS the due execution hereof this 9th day of November, 2010.

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ R. James Nicholson
Nicholas P. Constantakis	R. James Nicholson

/s/ John F. Cunningham	/s/ Thomas M. O’Neill
John F. Cunningham	Thomas M. O’Neill

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh

/s/ Maureen Lally-Green	/s/ James F. Will
Maureen Lally-Green	James F. Will